Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Assembly Biosciences, Inc. (a development-stage company) on Form S-3 (Nos. 333-179259 and 333-181498) and Form S-8 (Nos. 333-173613 and 333-182167) of our report dated May 14, 2014, on our audit of the financial statements of Assembly Pharmaceuticals, Inc. as of December 31 2013 and 2012, and for the year ended December 31, 2013, the period from September 18, 2012 (date of inception) through December 31, 2012 and for the cumulative period from September 18, 2012 (date of inception) through December 31, 2013, which report is included in the Definitive Proxy Statement on Schedule 14A filed on June 9, 2014. Our report includes an emphasis of matter paragraph about the existence of substantial doubt concerning the Company's ability to continue as a going concern. We also consent to the reference to our firm under the caption “Experts” in the Registration Statements on Form S-3.

/s/ EisnerAmper LLP

New York, New York

July 11, 2014